EXHIBIT B

                                   AGREEMENT

         This AGREEMENT ( this "Agreement") is entered into as of July 2, 1996 by and among DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation
("DITI"),  PERCEPTIVE  SCIENTIFIC  INSTRUMENTS,  INC.,  a  Delaware  corporation
("PSI"), PERCEPTIVE SCIENTIFIC INTERNATIONAL LIMITED, a United Kingdom corporation ("PSIL"), Edward Randall III ("Randall"), Anthony G. Landells ("Landells") and Marjorie Landells ("Mrs. Landells").

                                   WITNESSETH:

         WHEREAS, PSI and Landells have previously entered into that certain Terms of Agreement dated October 1, 1992 regarding the creation of PSIL (the "Terms of Agreement"); and

         WHEREAS, pursuant to the Terms of Agreement, Landells was granted certain rights with respect to equity ownership in PSIL and PSI, any sale or other disposition of PSIL or its assets, any sale of PSI, and management of PSIL; and

         WHEREAS, PSI, PSIL and Landells have previously entered into that certain Subscription Agreement dated February 1, 1994 regarding equity ownership in PSIL and certain related rights and obligations (the "Subscription Agreement"); and

         WHEREAS, pursuant to the Subscription Agreement, Landells was granted certain rights with respect to the sale or other disposition of assets of PSIL; and

         WHEREAS, pursuant to the Articles of Association of PSIL dated January 30, 1994 (the "Articles of Association"), Landells and Mrs. Landells have certain rights with respect to the transfer or other disposition of shares of PSIL; and

         WHEREAS, Randall owns 100% of the outstanding capital stock of DITI; DITI owns 100% of the outstanding capital stock of PSI; PSI owns 75% of the outstanding ordinary shares and 100% of the outstanding preference shares of PSIL; Landells owns 13.5% of the outstanding ordinary shares of PSIL; and Mrs. Landells owns 11.5% of the outstanding ordinary shares of PSIL; and

         WHEREAS, DITI desires to effect a sale (the "Sale") of the assets of PSI and the assets or shares of PSIL to International Remote Imaging Systems, Inc., a Delaware corporation ("IRIS"), pursuant to one or more purchase agreements between DITI, PSI, PSIL and certain of their affiliates, on the one hand, and IRIS on the other hand (the " Purchase Agreement"); and

         WHEREAS, Landells desires to transfer his shares in PSIL and to waive his rights under the Terms of Agreement, the Subscription Agreement and the Articles of Association in exchange for certain consideration, as described herein; and

         WHEREAS, Mrs. Landells desires to transfer her shares in PSIL and to waive her rights under the Articles of Association in exchange for certain consideration, as described herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Transfer of Shares. (a) Subject to the performance by DITI of its obligations under paragraph 5(a) hereof, Landells hereby sells, assigns and transfers 135 "A" ordinary shares of PSIL, represented by Certificate No. 7, which constitute all of the shares of PSIL owned by him, to PSI, free

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from all claims, charges, liens, encumbrances, equities or adverse rights of any description, and irrevocably appoints and constitutes James L. Hurn attorney to transfer the shares on the books of PSIL with full power of substitution in the matter; and

                  (b) Subject to the performance by DITI of its obligations under paragraph 5(b) hereof, Mrs. Landells hereby sells, assigns and transfers 115"A" ordinary shares of PSIL, represented by Certificate No. 6, which constitute all of the shares of PSIL owned by her, to PSI, free from all claims, charges, liens, encumbrances, equities or adverse rights of any description, and irrevocably appoints and constitutes James L. Hurn attorney to transfer the shares on the books of PSIL with full power of substitution in the matter.

         2. Waiver of Rights. (a) Subject to the performance by DITI of its obligations under paragraphs 5(c) and 6 hereof, Landells hereby irrevocably and forever waives any and all rights he has or may have under the Terms of Agreement and the Subscription Agreement, including without limitation any and all rights relating to equity ownership in PSIL or PSI, voting rights, rights of first refusal relating to the sale, transfer or other disposition of assets or shares of PSIL, co-exit rights regarding the sale of PSI, and any rights under common law or statute he has or may have relating to the foregoing; and

                  (b) Subject to the performance by DITI of its obligations under paragraphs 5(a) and 5(b) hereof, respectively, Landells and Mrs. Landells hereby irrevocably and forever waive any and all rights he or she has or may have under the Articles of Association, including without limitation any and all voting rights and rights of first refusal relating to the sale, transfer or other disposition of shares of PSIL, and any rights under common law or statute he or she has or may have relating to the foregoing.

          3. Consent to Sale of Business. (a) Subject to the performance by DITI of its obligations under paragraphs 5(c) and 6 hereof, in his capacity as a party to the Terms of Agreement and the Subscription Agreement, Landells hereby consents to the Sale to IRIS (or its permitted assignee) pursuant to the Purchase Agreement; and

                  (b) Subject to the performance by DITI of its obligations under paragraphs 5(a) and 5(b) hereof, respectively, in their capacities as shareholders in PSIL, Landells and Mrs. Landells hereby consent to the Sale to IRIS (or its permitted assignee) pursuant to the Purchase Agreement.

         4. Release. Subject to the performance by DITI of its obligations under paragraphs 5(a) and 5(b) hereof, respectively, Landells and Mrs. Landells hereby release DITI, PSI, PSIL and their respective affiliates from any claim Landells or Mrs. Landells has or may have against any of them relating to the Sale to IRIS (or its permitted assignee); provided that such release shall not preclude any such claims against IRIS or any of its subsidiaries.

          5. Cash Payments. (a) In consideration of and subject to Landells' performance under paragraphs 1(a), 2(b), 3(b) and 4 above, DITI agrees to pay to Landells cash in the amount of US $46,980.

                  (b)  In  consideration  of  and  subject  to  Mrs.   Landells'
performance under paragraphs 1(b), 2(b), 3(b) and 4 above, DITI agrees to pay to Mrs. Landells cash in the amount of US $40,020.

                  (c) In consideration of and subject to Landells' performance under paragraphs 2(a) and 3(a) above, DITI agrees to pay to Landells cash in the amount of US $296,960.


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                  (d) The amounts to be paid by DITI  pursuant to  subparagraphs
(a) and (c) of this paragraph 5 shall be paid within 24 hours following the consummation of the Sale to IRIS by wire transfer to Landells' and Mrs. Landells' bank account in the name of A. G. Landells & M. Landells with Lloyds Bank plc Northwich Branch of 36 High Street, Northwich, Cheshire CW9 5BQ England Account Number 01279738 Sort Code 30-90-16.

                  (e) The amount to be paid by DITI pursuant to subparagraph (b) of this paragraph 5 shall be paid within 24 hours following the consummation of the Sale to IRIS by wire transfer to Mrs. Landells' Building Society Account in the name of Mrs. Marjorie Landells with Halifax Building Society Northwich Branch at 61/63 Witton Street, Northwich, Cheshire CW9 5DW England Account Number 00260508 Sort Code 11-05-70.

                  (f) In the event any amounts payable under this paragraph 5 are not received in full within 24 hours following the consummation of the Sale to IRIS, neither Landells nor Mrs. Landells shall be obligated to complete their respective obligations under this Agreement until such amounts are received in full and DITI shall pay interest to Landells and Mrs. Landells at the rate of 10% per annum on such amounts until paid in full, such interest to be payable after as well as before any judgement or ruling and to accrue on a day to day basis.

         6. Assignment of Warrant. In consideration of Landells' performance under paragraphs 2(a) and 3(a) above, DITI agrees to assign to Landells, free from all claims, charges, liens, encumbrances, equities or adverse rights of any description, warrants to purchase 21,960 shares of IRIS common stock (the "Warrants"). The Warrants shall be represented by a warrant certificate substantially in the form of Exhibit B to the Purchase Agreement (the "Warrant Certificate"). The assignment shall be substantially in the form attached to the Warrant Certificate and shall be dated and issued to Landells as of the date of the consummation of the Sale to IRIS and delivered to Landells as soon as reasonably practicable (but in any event within 48 hours) following the consummation of the Sale to IRIS; provided, that the Warrants may be issued directly to Landells by IRIS at the closing of the Sale pursuant to the Purchase Agreement.

          7. Consent to Transfer of Shares. Landells and Mrs. Landells each consent to the transfer of the shares by the other as described in paragraph 1 above and waive any and all rights he or she has or may have with respect to such shares.

         8. Guaranty and Indemnity. In consideration of and subject to the performance by Landells and Mrs. Landells under paragraphs 1, 2, 3 and 4 above, Randall, as guarantor and primary obligor, hereby irrevocably and unconditionally, as a continuing security to cover all liabilities due from time to time by DITI to Landells and Mrs. Landells under this Agreement, (i) guarantees the payment to Landells and Mrs. Landells of the cash payments to be made pursuant to paragraph 5 above and the assignment to Landells of the Warrants pursuant to paragraph 6 above, and (ii) as a separate and independent obligation and liability from his obligations and liabilities under the preceding clause (i), agrees to indemnify Landells and Mrs. Landells in full on demand against all losses, costs and expenses suffered or incurred by Landells or Mrs. Landells arising from or in connection with any default by DITI and/or Randall in fulfilling their respective obligations hereunder.

         9. Termination. The performance of the obligations of the parties under this Agreement is expressly made subject to the consummation of the Sale to IRIS (or its permitted assignee) pursuant to the Purchase Agreement. In the event the Sale to IRIS (or its permitted assignee) pursuant to the Purchase Agreement is not consummated, this Agreement shall automatically terminate and shall be of no force or effect.

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         10.      Miscellaneous.

                  (a) Complete Agreement. This Agreement and any documents executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, including without limitation the Terms of Agreement, the Subscription Agreement and the Articles of Association. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

                    (b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (c) Cooperation. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient or effectuate and carry out the purposes and intent of this Agreement.

                  (d) Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to the conflict of laws rules of the State of Texas or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Texas.

                  (f) Arbitration of Disputes. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration to be held in Houston, Texas in accordance with the rules and regulations of the American Arbitration Association. Each party agrees that arbitration is its exclusive damage remedy and expressly waives any right to seek redress in another form.

                  (g) Headings. The paragraph headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular paragraph.

                    (h)  Counterparts.   This   Agreement  may  be  executed  in
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly executed as of the date and year first written above.

                                     DIGITAL IMAGING TECHNOLOGIES, INC.,
                                     a Delaware corporation


                       By:
                      Name:
                     Title:

                                     PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation


                       By:
                      Name:
                     Title:

                                     PERCEPTIVE SCIENTIFIC INTERNATIONAL
                                     LIMITED, a United Kingdom corporation

                       By:
                      Name:
                     Title:




                                                     Edward Randall III



                                                     Anthony G. Landells



                                                     Marjorie Landells


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